Exhibit 99.1

Contacts:

Investors	Media
Joshua A. Grass	Susan Ferris
Director, Business Development & Finance	Senior Manager, Corporate Communications
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
415.506.6777	415.506.6701

For Immediate Release:

BioMarin Announces Pricing of Concurrent Public Offerings of 9,000,000 Shares

of Common Stock and $150 Million Senior Subordinated Convertible Notes

Novato, Calif, March 24, 2006 – BioMarin Pharmaceutical Inc. (Nasdaq and SWX: BMRN) announced today that it has agreed to sell 9,000,000 shares of its common stock at a public offering price of $13.00 per share in an underwritten public offering. The Company has granted the underwriters a 30-day option to purchase up to an additional 1,350,000 shares of common stock to cover over-allotments. All of the shares are being offered by BioMarin Pharmaceutical Inc.

Concurrently with its agreement to sell common stock, the Company has agreed to sell $150,000,000 aggregate principal amount of its 2.50% senior subordinated convertible notes due 2013 in an underwritten public offering. The Company has also granted the underwriter a 13-day option to purchase up to an additional $22,500,000 of notes to cover over-allotments. The notes will be convertible by holders into shares of the Company’s common stock at an initial conversion rate of 60.3318 shares of common stock per $1,000 principal amount of notes (subject to adjustment in certain circumstances), which represents an initial conversion price of approximately $16.58 per share.

The common stock offering and the senior subordinated convertible note offering are being conducted as separate public offerings by means of separate prospectus supplements, and the offerings are not contingent upon each other. The Company expects to close the transactions on or about March 29, 2006, and each closing is subject to the satisfaction of customary closing conditions.

Merrill Lynch & Co. is acting as sole book-running manager of each of the public offerings. Cowen & Company, Leerink Swann & Company, Pacific Growth Equities, LLC, and Rodman & Renshaw are acting as co-managers of the common stock offering. Information about each of the offerings is available in the prospectus supplements and the accompanying prospectus for the offerings filed with the Securities and Exchange Commission. Copies of the prospectus supplements can be obtained from Merrill Lynch’s prospectus department at 4 World Financial Center, New York, NY 10080.

A shelf registration statement relating to the securities being offered has been filed with the Securities and Exchange Commission and has become effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio is comprised of two approved products and multiple clinical and preclinical product candidates. Approved products include Naglazyme™ (galsulfase) for mucopolysaccharidosis VI (MPS VI), a product wholly developed and commercialized by BioMarin, and Aldurazyme® (laronidase) for mucopolysaccharidosis I (MPS I), a product which BioMarin developed through a 50/50 joint venture with Genzyme Corporation. Additionally, BioMarin has rights to receive payments and royalties related to Orapred® (prednisolone sodium phosphate oral solution). Investigational product candidates include Phenoptin™ (sapropterin dihydrochloride), a Phase 3 product candidate for the treatment of phenylketonuria (PKU).

Forward-Looking Statement

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. BioMarin Pharmaceutical intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements include statements relating to the anticipated closing of the public offering of common stock and senior subordinated convertible notes. These statements are based on the current expectations of the management of BioMarin Pharmaceutical as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of BioMarin Pharmaceutical to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, market risks. These and other risks are described in greater detail in BioMarin Pharmaceutical’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2005, as amended, and its Registration Statement on Form S-3 filed with the SEC on March 20, 2006. Given these uncertainties, you should not place undue reliance on these forward-looking statements. BioMarin Pharmaceutical assumes no obligation to update its forward-looking statements, except as required by law.

Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

Orapred® is a registered trademark of Medicis Perdiatrics, Inc. and is used under license

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